UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 2, 2013

Date of Report (Date of earliest event reported)

Erickson Air-Crane Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35482	93-1307561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 SW Macadam Avenue, Suite 200

Portland, Oregon 97239

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (503) 505-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company” and “Erickson” refer to Erickson Air-Crane Incorporated and its subsidiaries on a consolidated basis.

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On May 2, 2013, we completed the offering of our $400.0 million aggregate principal amount of 8.25% Second Priority Senior Secured Notes due 2020 (the “Notes”). The Notes and the related guarantees (the “Guarantees”) are governed by an indenture, dated as of May 2, 2013 (the “Indenture”), between Erickson, the guarantors named therein (the “Guarantors”) and Wilmington Trust, National Association, as trustee and collateral agent.

The Notes bear interest at a rate of 8.25% per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2013. The Notes mature on May 1, 2020. The Notes and the Guarantees are secured by a second-priority lien, subject to certain exceptions and permitted liens, on substantially all of our and the Guarantors’ present and future assets that secure our first-lien senior secured credit agreement (and related agreements) entered into on May 2, 2013, as more fully described below under “–ABL Revolver” (collectively referred to as the “ABL Revolver”).

The Notes and Guarantees constitute senior secured debt of us and the Guarantors. They rank:

•

equally in right of payment with all of our and the Guarantors’ existing and future senior debt including with respect to us and the Guarantors party to the ABL Revolver, amounts outstanding under the ABL Revolver;

•

effectively junior to all of our and the Guarantors’ existing and future first-priority senior secured debt, including borrowings under the ABL Revolver, to the extent of the value of the collateral securing such debt;

•

senior in right of payment to all of our and the Guarantors’ existing and future subordinated debt, including the promissory notes issued in connection with the Evergreen Acquisition (as defined in Item 2.01 below);

•	effectively senior to our and the Guarantors’ existing and future unsecured senior debt to the extent of the value of the collateral securing the Notes; and

•

structurally subordinated to all existing and future indebtedness and other liabilities of our non-Guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our Guarantor subsidiaries).

The Notes may be redeemed, in whole or in part, at any time prior to May 1, 2016, at our option at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a make-whole premium determined as of the redemption date, plus accrued and unpaid interest, if any. At any time (which may be more than once) before May 1, 2016, we may redeem up to 35% of the aggregate principal amount of Notes issued, upon not less than 30 nor more than 60 days’ notice, at a redemption price of 108.25% of the principal amount thereof, plus accrued and unpaid interest, if any, with the net cash proceeds that we raise in one or more equity offerings, as long as: (a) we redeem the Notes within 90 days of completing the applicable equity offering; and (b) at least 65% of the aggregate principal amount of Notes originally issued remains outstanding afterwards. Additionally, during any 12-month period prior to May 1, 2016, we may redeem up to 5% of the aggregate principal amount of the Notes at a redemption price equal to 103% plus accrued and unpaid interest, if any.

If a change of control (as defined in the Indenture) occurs, we must give holders of the Notes the opportunity to sell us their Notes at 101% of their face amount, plus accrued and unpaid interest.

If we or our subsidiaries engage in asset sales that result in aggregate net proceeds above a specified amount, we generally must either invest the net cash proceeds from such asset sales in our business within a period of time, pre-pay senior debt or make an offer to purchase a principal amount of the Notes equal to the excess net cash proceeds. The purchase price of the Notes will be 100% of their principal amount, plus accrued and unpaid interest.

The Indenture, among other things, limits our ability and the ability of our restricted subsidiaries to: pay dividends or distributions, repurchase equity, prepay subordinated debt or make certain investments; incur additional debt or issue certain disqualified stock and preferred stock; incur liens on assets; merge or consolidate with another company or sell all or substantially all assets; enter into transactions with affiliates; or allow to exist certain restrictions on the ability of the Guarantors to pay dividends or make other payments to us.

We used a portion of the net proceeds from the Notes offering to (i) finance a portion of the purchase price for our previously-announced acquisition of Evergreen Helicopters, Inc. (“Evergreen”) from Evergreen International Aviation, Inc. (“Evergreen International”), (ii) refinance our prior unsecured subordinated notes due 2015 and unsecured subordinated notes due 2016, (iii) refinance our prior senior secured asset-based revolving credit facility and (iv) pay related fees and expenses. We intend to use the remaining net proceeds from the Notes offering (a) to finance the initial consideration for our previously announced proposed acquisition of Air Amazonia Serviços Aéreos Ltda., the aerial services business of HRT Participacoes em Petroleo, S.A and (b) for general corporate purposes. Net proceeds from the Notes offering equal to $45 million, plus interest to August 5, 2013, were placed in escrow, to be released only if the Air Amazonia acquisition is consummated on or prior to July 31, 2013; otherwise, $45 million in aggregate principal amount of the Notes will be subject to a special mandatory redemption, on a pro rata basis, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the redemption date.

In connection with granting security interests in favor of the Notes, the Company and the Guarantors entered into various ancillary agreements related to such security interests, including a security agreement and one or more aircraft and engine security agreements, and may in the future enter into similar agreements. In addition, the Notes collateral agent and the collateral agent for the ABL Revolver entered into an intercreditor agreement, which was acknowledged by the Company and the Guarantors, to memorialize these creditors’ respective relative rights and obligations.

The Indenture, intercreditor agreement, security agreement, and form of aircraft and engine security agreement are attached as Exhibits 4.1, 10.4, 10.2 and 10.3 hereto, respectively, and each are incorporated herein by reference. The descriptions of the Indenture, intercreditor agreement, security agreement, and form of aircraft and engine security agreement in this current report are summaries and are qualified in their entirety by the terms thereof.

Registration Rights Agreement

In connection with the sale of the Notes, we and the Guarantors entered into a registration rights agreement, dated as of May 2, 2013, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we and the Guarantors have agreed to use our commercially reasonable efforts to register notes having substantially identical terms as the Notes with the Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the Notes. We and the Guarantors will use our commercially reasonable efforts to cause the exchange offer to be completed, or, if required, to have a shelf registration statement declared effective, within 365 days after May 2, 2013. We will be required to pay additional interest, subject to some limitations, to the holders of the Notes if we fail to comply with our obligations to register the Notes.

The Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The description of the Registration Rights Agreement in this current report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

ABL Revolver

On May 2, 2013, we, together with Evergreen, our wholly owned subsidiary following the completion of the Evergreen Acquisition, as borrowers, entered into a credit agreement, dated as of May 2, 2013, with Wells Fargo Bank, National Association, as Administrative Agent, Lead Arranger, Book Runner, Syndication Agent, and Documentation Agent, and other lender parties thereto. The ABL Revolver is secured by substantially all of our assets and those of our direct domestic subsidiaries, has a five-year term and permits payments and reborrowings, subject to a borrowing base calculation based consisting of a percentage of eligible aircraft, eligible accounts receivables and eligible inventory, less customary reserves.

Under the ABL Revolver, we will be permitted to borrow up to $100.0 million, including up to $15.0 million of letters of credit, subject to a borrowing base determination based on the value of certain of our and Evergreen’s accounts receivable, inventory and aircraft, as described in the credit agreement, guaranty and security agreement, one or more aircraft and engine security agreements and other documents governing the ABL Revolver, which we refer to as the “ABL Revolver Documents.” The initial availability under the ABL Revolver based on borrowing base determinations as of closing is set at $100.0 million (less outstanding letters of credit) and will be subject to monthly redeterminations (or weekly redeterminations during periods when availability is less than $15.0 million). Obligations under the ABL Revolver are secured by liens on substantially all of our assets and those of certain of our wholly owned domestic subsidiaries. The ABL Revolver has a term of five years and all outstanding amounts will be due and payable on May 2, 2018. Advances under the ABL Revolver will be in the form of either Base Rate Loans or LIBOR Rate Loans, each as defined in the ABL Revolver Documents.

Our obligations under the ABL Revolver are guaranteed by each of our existing and future direct and indirect domestic subsidiaries, other than domestic subsidiaries owned by foreign subsidiaries (the “ABL Guarantors”). The ABL Revolver is secured by substantially all of our and the ABL Guarantors’ assets, subject to customary permitted liens and other agreed upon exceptions, as set forth in the ABL Revolver.

The ABL Revolver contains financial maintenance covenants, including requirements that we maintain (1) a Fixed Charge Coverage Ratio (as calculated pursuant to the ABL Revolver), measured on a quarter-end basis, of at least (i) 1.20:1.00 for the twelve month period ending as of the end of each fiscal quarter if Borrowers’ Average Availability (as defined in the ABL Revolver) during such fiscal quarter was greater than $15.0 million or (ii) 1.05:1.00 for the twelve month period ending as of the end of each fiscal quarter if Borrowers’ Average Availability (as defined in the ABL Revolver) during such fiscal quarter was less than or equal to $15.0 million and (2) Growth CapEx (as defined in the ABL Revolver) in each fiscal year in an amount that is less than or equal to, but not greater than $25.0 million for such fiscal year, subject to certain adjustments described in the ABL Revolver. The ABL Revolver also includes covenants that, among other things, limit:

•	the incurrence of indebtedness;

•	the creation of liens;

•	mergers, consolidations, recapitalizations, reorganizations and liquidations;

•	the issuance of additional equity;

•	the disposal of assets;

•	distributions and stock repurchases;

•	investments;

•	changes in the nature of the business; and

•	transactions with affiliates, in each case by the Company and its subsidiaries.

Obligations under the ABL Revolver are immediately due and payable upon the occurrence of certain events of default as defined in the ABL Revolver, including failure to pay any component of any obligation under the ABL Revolver or any bank product obligation when due and payable, failure to comply with certain covenants or conditions of any Loan Document (as defined in the ABL Revolver), the entry of judgments of an amount of $20.0 million or more against us or our subsidiaries not covered by insurance, certain events of bankruptcy, defaults under certain other agreements, termination or limitations of the Guaranty and Security Agreement or any other Loan Document (each as defined in the ABL Revolver), or a Change of Control (as defined in the ABL Revolver).

In connection with granting security interests pursuant to the ABL Revolver, the Company, the other borrowers and the ABL Guarantors entered into various ancillary agreements related to such security interests, including a guaranty and security agreement and one or more aircraft and engine security agreements, and may in the future enter into similar agreements.

The ABL Revolver, guaranty and security agreement, and form of aircraft and engine security agreement are attached as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and each are incorporated herein by reference. The descriptions of the ABL Revolver, the guaranty and security agreement, and form of aircraft and engine security agreement in this current report are summaries and are qualified in their entirety by the terms thereof.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Evergreen Acquisition

On May 2, 2013, we completed our previously-announced acquisition of Evergreen. Pursuant to the Stock Purchase Agreement, dated March 18, 2013, as amended on May 1, 2013 by the First Amendment to Stock Purchase Agreement, by and among Erickson, Evergreen International, Evergreen, EAC Acquisition Corporation, a Delaware corporation and our wholly owned subsidiary, and Delford M. Smith (collectively, the “Stock Purchase Agreement”), we purchased from Evergreen International 100% of the outstanding share capital of Evergreen for $250.0 million, consisting of $185.0 million in cash, $17.5 million in our subordinated notes, and 4,008,439 shares of our Mandatorily Convertible Cumulative Participating Preferred Stock, Series A (the “Preferred Stock”) valued at $47.5 million (based on an agreed upon value of $11.85 per share) (such transaction, the “Evergreen Acquisition”). The Preferred Stock is convertible, at our option, into an equal number of shares of our common stock, subject to stockholder approval under NASDAQ marketplace rules.

In connection with the Evergreen Acquisition, Evergreen purchased nine aircraft from an affiliated entity of Evergreen International for an aggregate purchase price of approximately $13.0 million, of which $9.0 million of the purchase price for the nine aircraft was paid at closing, with the balance payable by us in four quarterly installments of $1.0 million each; however, we elected to pay this remaining amount within two business days of the closing of the Evergreen Acquisition and received a discount of $50,000 from the aggregate purchase price for these nine aircraft. In addition, Evergreen International issued us a last-out, first lien secured promissory note with a principal amount of $6.15 million in connection with the estimated working capital deficit that Evergreen had on the date of closing of the Evergreen Acquisition as opposed to the level of working capital that Evergreen was required to have on the date of closing pursuant to the original terms of the Stock Purchase Agreement before the May 1, 2013 amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure required by this Item 3.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2013, we filed a Certificate of Designation with the Secretary of State of the State of Delaware (the “Certificate”) setting forth the rights and preferences of our Preferred Stock. The Certificate was adopted in connection with the Evergreen Acquisition. Under the terms of the Stock Purchase Agreement, 4,008,439 shares of our Preferred Stock were delivered, at the direction of Evergreen International, to Evergreen International’s first and second lien lenders as partial consideration for the Evergreen Acquisition.

The Preferred Stock is mandatorily convertible into shares of our common stock on a one-for-one basis, subject to certain adjustments, upon a written demand of mandatory conversion no later than ten days after we have received approval of our stockholders necessary to approve the conversion of the Preferred Stock into common stock for purposes of Rule 5635 of the NASDAQ Marketplace Rules. The Preferred Stock has no voting rights and it will participate in any dividends declared in respect of shares of our common stock on an as-converted basis. Beginning on the 120th day following the Closing (the “Rate Date”), the Preferred Stock will accrue dividends at a rate of 5% per annum on the then-effective liquidation preference per share plus accrued and unpaid dividends, which rate will increase by 1% per annum on each one-year anniversary of the Rate Date. Dividends will be payable quarterly in arrears commencing on the last day of the first quarter following the Rate Date and will accumulate during each quarterly dividend period. If all dividends payable on Preferred Stock have not been paid, we may not declare or pay any dividend, make any payment on account of, or take certain other actions in respect of any of our equity interests or those of our subsidiaries, subject to certain exceptions. Upon specified liquidation and deemed liquidation events, before any distribution of assets is made to holders of any class of our securities junior to the Preferred Stock (including common stock) the holders of our Preferred Stock would be entitled to receive liquidating distributions in an amount equal to the greater of (i) $11.85 per share of Preferred Stock plus any accrued but unpaid dividends thereon, and (ii) 110% of the payment or distribution to which such holders would be entitled if the Preferred Stock were converted into our common stock plus all accrued but unpaid dividends thereon. At any time on or after the five-year anniversary of the issuance of the Preferred Stock, we may redeem all, but not less than all, the shares of Preferred Stock at the time outstanding, at a redemption price per share payable in cash equal to the greater of (i) 125% of the sum of $11.85 per share of Preferred Stock plus any accrued but unpaid dividends thereon, and (ii) 110% of the number of as-converted shares of common stock multiplied by the current market price plus all accrued but unpaid dividends.

A copy of the Certificate is attached hereto as Exhibit 4.3 and is incorporated herein by reference. The description of the Preferred Stock and the Certificate in this current report is a summary and is qualified in its entirety by the terms of the Certificate.

Item 9.01	Financial Statements and Exhibits.

Financial Statements of Business Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 71 days after the date on which this current report on Form 8-K is required to be filed pursuant to Item 2.01.

Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 71 days after the date on which this current report on Form 8-K is required to be filed pursuant to Item 2.01.

Exhibits

Exhibit No.	Description
4.1	Indenture related to the 8.25% Second Priority Senior Secured Notes due 2020, dated as of May 2, 2013, among Erickson Air-Crane Incorporated, the guarantors named therein and Wilmington Trust, National Association as trustee and collateral agent (including forms of 8.25% Second Priority Senior Secured Notes due 2020).

4.2	Registration Rights Agreement, dated as of May 2, 2013, among Erickson Air-Crane Incorporated and certain of its subsidiaries named therein, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Stifel Nicolaus & Company, Incorporated and Imperial Capital, LLC.

4.3	Certificate of Designation, filed on May 2, 2013.

10.1	Credit Agreement, dated as of May 2, 2013, by and among Erickson Air-Crane Incorporated and Evergreen Helicopters, Inc., as Borrowers, Wells Fargo Bank, National Association, as Administrative Agent, Lead Arranger, Book Runner, Syndication Agent, and Documentation Agent, and other lender parties thereto.

10.2	Guaranty and Security Agreement, dated as of May 2, 2013, among the Persons listed on the signature pages thereof as “Grantors” and those additional entities that become parties thereto by executing the form of Joinder attached thereto and Wells Fargo Bank, National Association, in its capacity as agent for each member of the Lender Group and the Bank Product Providers (each as defined therein).

10.3	Form of Aircraft and Engine Security Agreement, dated as of May 2, 2013, among Erickson Air-Crane Incorporated and Wells Fargo Bank, National Association, in its capacity as agent for each member of the Lender Group and the Bank Product Providers (each as defined therein).

10.4	Intercreditor Agreement, dated as of May 2, 2013, entered into by and between Wells Fargo Bank, National Association, in its capacity as administrative agent under the First Lien Documents (as defined therein), including its successors and assigns in such capacity from time to time, and Wilmington Trust, National Association, not in its individual capacity, but solely in its capacity as trustee under the Second Lien Notes Indenture (as defined therein) and collateral agent under the Second Lien Documents (as defined therein), including its successors and assigns in such capacities from time to time.

10.5	Patent Security Agreement, dated as of May 2, 2013, by and among the Grantors listed on the signature pages thereof and Wells Fargo Bank, National Association, in its capacity as agent for each member of the Lender Group and the Bank Product Providers (each as defined therein).

10.6	Trademark Security Agreement, dated as of May 2, 2013, by and among the Grantors listed on the signature pages thereof and Wells Fargo Bank, National Association, in its capacity as agent for each member of the Lender Group and the Bank Product Providers (each as defined therein).

10.7

Security Agreement, dated as of May 2, 2013, among the Persons listed on the signature pages thereof as “Grantors” and those additional entities that become parties thereto by executing the form of Joinder attached thereto and Wilmington Trust, National Association, in its capacity as collateral agent for the Secured Parties (defined therein).

10.8

Form of Aircraft and Engine Security Agreement, dated as of May 2, 2013, among the Persons listed on the signature pages thereof as “Grantors” and those additional entities that become parties thereto by executing the form of Joinder attached thereto and Wilmington Trust, National Association, in its capacity as collateral agent for the Secured Parties (defined therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erickson Air-Crane Incorporated

Dated: May 8, 2013	By:	/s/ Edward Rizzuti
Edward Rizzuti
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture related to the 8.25% Second Priority Senior Secured Notes due 2020, dated as of May 2, 2013, among Erickson Air-Crane Incorporated, the guarantors named therein and Wilmington Trust, National Association as trustee and collateral agent (including forms of 8.25% Second Priority Senior Secured Notes due 2020).

4.2	Registration Rights Agreement, dated as of May 2, 2013, among Erickson Air-Crane Incorporated and certain of its subsidiaries named therein, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Stifel Nicolaus & Company, Incorporated and Imperial Capital, LLC.

4.3	Certificate of Designation, filed on May 2, 2013.

10.1	Credit Agreement, dated as of May 2, 2013, by and among Erickson Air-Crane Incorporated and Evergreen Helicopters, Inc., as Borrowers, Wells Fargo Bank, National Association, as Administrative Agent, Lead Arranger, Book Runner, Syndication Agent, and Documentation Agent, and other lender parties thereto.

10.2	Guaranty and Security Agreement, dated as of May 2, 2013, among the Persons listed on the signature pages thereof as “Grantors” and those additional entities that become parties thereto by executing the form of Joinder attached thereto and Wells Fargo Bank, National Association, in its capacity as agent for each member of the Lender Group and the Bank Product Providers (each as defined therein).

10.3	Form of Aircraft and Engine Security Agreement, dated as of May 2, 2013, among Erickson Air-Crane Incorporated and Wells Fargo Bank, National Association, in its capacity as agent for each member of the Lender Group and the Bank Product Providers (each as defined therein).

10.4	Intercreditor Agreement, dated as of May 2, 2013, entered into by and between Wells Fargo Bank, National Association, in its capacity as administrative agent under the First Lien Documents (as defined therein), including its successors and assigns in such capacity from time to time, and Wilmington Trust, National Association, not in its individual capacity, but solely in its capacity as trustee under the Second Lien Notes Indenture (as defined therein) and collateral agent under the Second Lien Documents (as defined therein), including its successors and assigns in such capacities from time to time.

10.5	Patent Security Agreement, dated as of May 2, 2013, by and among the Grantors listed on the signature pages thereof and Wells Fargo Bank, National Association, in its capacity as agent for each member of the Lender Group and the Bank Product Providers (each as defined therein).

10.6	Trademark Security Agreement, dated as of May 2, 2013, by and among the Grantors listed on the signature pages thereof and Wells Fargo Bank, National Association, in its capacity as agent for each member of the Lender Group and the Bank Product Providers (each as defined therein).

10.7	Security Agreement, dated as of May 2, 2013, among the Persons listed on the signature pages thereof as “Grantors” and those additional entities that become parties thereto by executing the form of Joinder attached thereto and Wilmington Trust, National Association, in its capacity as collateral agent for the Secured Parties (defined therein).

10.8	Form of Aircraft and Engine Security Agreement, dated as of May 2, 2013, among the Persons listed on the signature pages thereof as “Grantors” and those additional entities that become parties thereto by executing the form of Joinder attached thereto and Wilmington Trust, National Association, in its capacity as collateral agent for the Secured Parties (defined therein).